August 18, 2006

FROM:

C.H. Robinson Worldwide, Inc.

8100 Mitchell Road, Suite 200

Eden Prairie, Minnesota 55344

Angie Freeman, director of investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE DECLARES QUARTERLY CASH DIVIDEND

MINNEAPOLIS, August 18, 2006 -- C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (Nasdaq: CHRW) announced that on August 17, 2006, its Board of Directors declared a regular quarterly cash dividend of 13 cents ($0.13) per share, payable on October 2, 2006, to shareholders of record on September 8, 2006.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of August 18, 2006, there were approximately 169,480,000 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 20,500 customers through a network of 203 offices in North America, South America, Europe, and Asia. C.H. Robinson is one of the largest third-party logistics companies in the world, with 2005 gross revenues of $5.7 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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